Exhibit 99.1

MILLENNIAL MEDIA REPORTS 2012 FOURTH QUARTER

AND FULL YEAR FINANCIAL RESULTS

Fast Growth And Q4 Profitability Marks Milestone Year

Baltimore, Maryland — February 19, 2013 — Millennial Media, Inc. (NYSE: MM), the independent leader in mobile advertising, today reported financial results for the fourth quarter and full year ended December 31, 2012.

Financial Results and Business Highlights for the Fourth Quarter of 2012

Revenue: For the fourth quarter of 2012, revenue increased to $58.0 million from $34.5 million for the fourth quarter of 2011, a year over year increase of 67.8%.

Gross Margin: For the fourth quarter of 2012, gross margin improved to 41.2% from gross margin of 39.0% for the fourth quarter of 2011.

Net Income (Loss):  For the fourth quarter of 2012, net income attributable to common stockholders, on a GAAP basis, was $2.6 million, compared to net loss attributable to common stockholders of $(1.2) million for the fourth quarter of 2011.

Adjusted EBITDA:  For the fourth quarter of 2012, adjusted EBITDA, a non-GAAP financial measure that we define as net income (loss) before interest, taxes, depreciation and amortization, and non-cash stock-based compensation, was $5.6 million compared to adjusted EBITDA of $1.2 million for the fourth quarter of 2011.

Net Income (Loss) per Share: For the fourth quarter of 2012, on a GAAP basis, basic and diluted net income per common share was $0.03, compared to basic and diluted net loss per common share of $(0.07) for the fourth quarter of 2011.

Other Business Metrics:  As of December 31, 2012, Millennial Media reached over 400 million monthly unique users globally, including approximately 160 million monthly unique users in the United States alone.  As of December 31, 2012, more than 39,000 apps were enabled by mobile app developers to operate on Millennial Media’s platform, and there were more than 350 million proprietary, anonymous user profiles developed.

Financial Results for the Full Year 2012

Revenue: For the full year 2012, revenue increased to $177.7 million from $103.7 million for the full year 2011, an increase of 71.4%.

Gross Margin: For the full year 2012, gross margin improved to 40.5% from gross margin of 38.7% for the full year 2011.

Net Loss:  For the full year 2012, net loss attributable to common stockholders, on a GAAP basis, was $(6.8) million, compared to a net loss attributable to common stockholders of $(5.3) million for the full year 2011.

Adjusted EBITDA:  For the full year 2012, adjusted EBITDA increased to $4.5 million from $1.8 million for the full year 2011.

Net Loss per Share: For the full year 2012, on a GAAP basis, basic and diluted net loss per common share narrowed to $(0.11), from $(0.32) for the full year 2011.

“Our success in 2012 speaks to the effectiveness of our platform model in delivering highly targeted and compelling mobile advertising solutions.  We delivered 68% revenue growth with record profitability in the fourth quarter,” stated Paul Palmieri, co-founder, President and CEO of Millennial Media.  “Mobile advertising is still in its early stages of development, and we believe its tremendous growth potential will transform digital advertising.  As a native mobile company, we are excited about our leadership position in the market and our business prospects in 2013.”

Outlook

Based on information available as of today, Millennial Media expects total revenue for the first quarter of 2013 to be in the range of $48 million to $50 million and adjusted EBITDA to be between ($1.0) million and ($1.5) million. For the full year 2013, Millennial Media expects revenue to be in the range of $270 million to $280 million and adjusted EBITDA to be between $17.0 million and $18.0 million.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports adjusted EBITDA, which is a non-GAAP financial measure.  The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons.  The Company believes that this measure provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.  Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Fourth Quarter and Full Year 2012 Financial Results Conference Call: Millennial Media will host a conference call today at 5:00 p.m. ET to discuss its fourth quarter and full year 2012 financial results, developments in its business and the Company’s expectations for the first quarter and full year 2013.  A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live domestic dial-in is available at 866-202-3048 (U.S.) or 617-213-8843 (international) using passcode 78816830.  If you are unable to listen to the live conference call, a replay will be available through February 26, 2013, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 22920854. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

About Millennial Media

Millennial Media is the leading independent mobile advertising and data platform. Our technology, tools and services help app developers and mobile website publishers maximize their advertising revenue, acquire users and gain audience insights. Our platform also enables us to offer advertisers powerful Mobile Audience Solutions (MAS) that utilize our significant scale, sophisticated targeting and uniquely engaging creative capabilities to deliver meaningful results.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include expectations regarding financial results for the first quarter and full year of 2013, our growth and our continued expansion as the leading mobile advertising platform company, as well as the growth of the mobile advertising industry. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to risks associated with our ability to expand our developer and advertiser base, keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets. Further information on these and other factors that could affect our results is included in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2012 and other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

###

Source: Millennial Media, Inc.

Millennial Media, Inc.

Investor Relations

Jonathan Schaffer, 212-871-3953

IR@millennialmedia.com

or

Matthew Lindberg, (203) 682-8214

press@millennialmedia.com

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$137,439	$16,707
Accounts receivable, net of allowances of $2,673 and $1,216 as of December 31, 2012 and December 31, 2011, respectively	59,179	34,986
Prepaid expenses and other current assets	1,966	1,417
Total current assets	198,584	53,110

Long-term assets:
Property and equipment, net	6,850	3,688
Goodwill	1,348	1,348
Intangible assets, net	913	1,179
Deferred offering costs	—	1,985
Other assets	754	575
Total long-term assets	9,865	8,775
Total assets	$208,449	$61,885
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$3,788	$2,883
Accrued cost of revenue	34,430	20,963
Accrued payroll and payroll related expenses	6,038	5,153
Deferred revenue	169	157
Total current liabilities	44,425	29,156
Series B warrant outstanding	—	183
Other long-term liabilities	243	299
Total liabilities	44,668	29,638

Commitments and contingencies

Redeemable convertible preferred stock:
Series A-1 preferred stock, $0.001 par value, 0 and 6,341,465 shares authorized, issued and outstanding as of December 31, 2012 and 2011, respectively	—	1,880
Series A-2 preferred stock, $0.001 par value, 0 and 9,448,220 shares authorized, issued and outstanding as of December 31, 2012 and 2011, respectively	—	7,033
Series B preferred stock, $0.001 par value, 0 and 12,737,605 shares authorized, 0 and 12,686,855 issued and outstanding as of December 31, 2012 and 2011, respectively	—	19,882
Series C preferred stock, $0.001 par value, 0 and 10,759,630 shares authorized, issued and outstanding, as of December 31, 2012 and 2011, respectively	—	18,441
Series D preferred stock, $0.001 par value, 0 and 8,442,833 shares authorized, issued and outstanding as of December 31, 2012 and 2011, respectively	—	29,432
Total redeemable convertible preferred stock	—	76,668
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 and 0 shares authorized, no shares issued and outstanding as of December 31, 2012 and 2011, respectively	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 79,182,913 and 18,011,035 shares issued and outstanding, as of December 31, 2012 and 2011, respectively	79	17
Additional paid-in capital	213,823	—
Accumulated other comprehensive loss	(78)	(25)
Accumulated deficit	(50,043)	(44,413)
Total stockholders’ equity (deficit)	163,781	(44,421)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$208,449	$61,885

Millennial Media, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Revenue	$57,960	$34,549	$177,667	$103,678
Cost of revenue	34,057	21,058	105,739	63,595
Gross profit	23,903	13,491	71,928	40,083
Operating expenses:
Sales and marketing	7,256	4,077	23,816	14,255
Technology and development	3,535	1,865	13,620	5,181
General and administrative	10,525	7,375	38,954	21,321
Total operating expenses	21,316	13,317	76,390	40,757
Income (loss) from operations	2,587	174	(4,462)	(674)
Interest and other expense:
Interest expense	(13)	(19)	(64)	(21)
Other expense	—	(16)	(834)	(78)
Total interest and other expense	(13)	(35)	(898)	(99)
Income (loss) before income taxes	2,574	139	(5,360)	(773)
Income tax (expense) benefit	(24)	(9)	(70)	486
Net income (loss)	2,550	130	(5,430)	(287)
Accretion of dividends on redeemable convertible preferred stock	—	(1,294)	(1,328)	(5,022)
Net income (loss) attributable to common stockholders	$2,550	$(1,164)	$(6,758)	$(5,309)
Net income (loss) per share:
Basic and diluted	$0.03	$(0.07)	$(0.11)	$(0.32)

Stock-based compensation expense included above:
Sales and marketing	$593	$18	$1,003	$130
Technology and development	879	386	3,768	1,007
General and administrative	729	324	2,703	695

Millennial Media, Inc.

Reconciliation of GAAP Net Income (loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Net income (loss)	$2,550	$130	$(5,430)	$(287)
Adjustments:
Interest expense, net	13	19	64	21
Income tax expense (benefit)	24	9	70	(486)
Depreciation and amortization expense	772	303	2,365	759
Stock-based compensation expense	2,201	728	7,474	1,832
Total net adjustments	3,010	1,059	9,973	2,126
Adjusted EBITDA	$5,560	$1,189	$4,543	$1,839